STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                             ARTICLES OF CORRECTION


TYPE OR PRINT CLEARLY IN BLACK INK.

The following information is submitted pursuant to Section 33-1-240 of the 1976 South Carolina Code of Laws, as amended:

1.   The name of the corporation is   South Carolina Electric & Gas Company
                                    ------------------------------------------

2.   That on  May 7, 2001 the corporation filed (fill out whichever is applicable):
             ------------

     a. [ X ] The following described document:

                              Articles of Amendment



     b. [ ] The attached document (attach copy of the document).

3. That this document was incorrect in the following manner:



                             See attached Exhibit B





4. That the incorrect matters stated in Paragraph 3 should be revised as follows:

        Exhibit A to Restated Articles of Incorporation should be revised
 ------------------------------------------------------------------------------

                 to read as set forth on the attached Exhibit B.
     --------------------------------------------------------------------------






Date February 16, 2004              South Carolina Electric & Gas Company
    ---------------------------------------------------------------------------
                                        Name of Corporation

                                            s/Lynn M. Williams
                                        ---------------------------------------
                                        Signature

                                            Lynn M. Williams, Secretary
                                        ---------------------------------------
                                        Type or Print Name and Office

                                                               Exhibit A





         In Exhibit A to Restated Articles of Incorporation, (1) the total number of shares which the corporation was authorized to issue, the total number of shares of Preferred Stock, par value $100 per share, and the number of shares of Preferred Stock, par value $100 per share, unissued and undesignated were each overstated by 1,000,000; (2) the word "unissued" in Section 2(b)(ii) should have been "issued"; and (3) the words "(Series A)" should not have been included in Section 2(b)(v).

                                                                Exhibit B

                                                               EXHIBIT A
                                                                  TO
                       RESTATED ARTICLES OF INCORPORATION
                                                                  OF
                      SOUTH CAROLINA ELECTRIC & GAS COMPANY

         Statement of Authorized Shares of Stock and of Preferred Stock
                unissued and undesignated as to Series and issued
                     outstanding and designated as to Series
            ---------------------------------------------------------

As of the effective date of this Exhibit A:

1.       Authorized Classes.

         The total number of shares which the Company shall be authorized to issue is 55,432,296, of which 2,000,000 shall be Preferred Stock of the par value of $25 per share, issuable in series, 1,682,296 shall be Preferred Stock of the par value of $50 per share, issuable in series, 1,750,000 shall be Preferred Stock of the par value of $100 per share, issuable in series, and 50,000,000 shall be Common Stock of the par value of $4.50 per share.

2. Preferred Stock unissued and undesignated as to series and issued, outstanding and designated as to series.

         (a)      Par Value $25 per share

                  (i) 2,000,000 unissued and undesignated as to series.

         (b) Par Value $50 per share-entitled to one vote per share.

                  (i) 640,000 shares unissued and undesignated as to series.

                  (ii) 125,209 shares issued and outstanding designated "5% Preferred Stock"

                  (iii) 9,600 shares issued and outstanding designated "4.50% Cumulative Preferred Stock"

                  (iv) 16,052 shares issued and outstanding designated "4.60% (Series A) Cumulative Preferred Stock"

                  (v) 67,000 shares issued and outstanding designated "5.125% Cumulative Preferred Stock"

                                                              Exhibit B

                  (vi) 57,800 shares issued and outstanding designated "4.60% (Series B) Cumulative Preferred Stock"

                  (vii) 66,635 shares issued and outstanding designated "6% Cumulative Preferred Stock"

                  Total    982,296

         (c) Par Value $50 per share-entitled to one half of one vote per share

                  (i) 700,000 shares unissued and undesignated as to series

         (d)      Par Value $100 per share

                  (i) 750,000 unissued and undesignated as to series.

                  (ii) 1,000,000 shares issued and outstanding designated "6.52% Cumulative Preferred Stock"

                  Total    1,750,000

3.       Shares Outstanding

         The total number of shares issued and outstanding is 41,638,443, consisting of:

         (a)      40,296,147 shares of Common Stock;

         (b)      0 Shares of Preferred Stock par value $25 per share;

         (c) 342,296 shares of Preferred Stock par value $50 per share-entitled to one vote per share;

         (d) 0 shares of Preferred Stock par value $50 per share-entitled to one-half of one vote per share; and

         (e)      1,000,000 shares of Preferred Stock par value $100 per share.


May 3, 2001